EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-113531) and related Prospectus of Hollywood Media Corp. for the registration of 7,912,907 shares of its common stock and to the incorporation by reference therein of our report dated March 26, 2004, with respect to the consolidated financial statements of Hollywood Media Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

Miami, Florida
March 29, 2004